Exhibit 99.1

e.l.f. Beauty Announces Second Quarter Fiscal 2023 Results
– Delivered 33% Net Sales Growth –

– Gained 115 Basis Points of Market Share –

– Raises Fiscal 2023 Outlook –
OAKLAND, California; November 2, 2022 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and six months ended September 30, 2022.
“I am proud of the e.l.f. Beauty team for delivering our 15th consecutive quarter of net sales growth, with Q2 up 33%,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “In the second quarter, e.l.f. was the fastest growing top 5 color cosmetics brand and we expanded our market share by 115 basis points, according to Nielsen. We believe our value proposition, innovation engine, and ability to attract and engage consumers will continue to fuel our growth.”

Three Months Ended September 30, 2022 Results
For the three months ended September 30, 2022, compared to the three months ended September 30, 2021:
•Net sales increased 33% to $122.3 million, primarily driven by strength in both our retailer and e-commerce channels.
•Gross margin increased approximately 190 basis points to 65%, primarily driven by price increases, cost savings and product mix, partially offset by inventory adjustments and higher transportation costs.
•Selling, general and administrative expenses ("SG&A") increased $13.7 million to $64.2 million, or 52% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $11.0 million to $56.2 million, or 46% of net sales. The increase was primarily due to an increase in compensation and benefits, marketing and digital spend, and operations costs.
•The provision for income taxes was $1.6 million.
•Net income was $11.7 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $20.1 million.
•Diluted earnings per share were $0.21 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.36.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $27.3 million, or 22% of net sales, up 47% year over year.
Six Months Ended September 30, 2022 Results
For the six months ended September 30, 2022, compared to the six months ended September 30, 2021:
•Net sales increased 30% to $245.0 million, primarily driven by strength in both our retailer and e-commerce channels.

•Gross margin increased approximately 290 basis points to 66%, primarily driven by price increases, cost savings, and product mix, partially offset by inventory adjustments and higher transportation costs.
•SG&A increased $24.5 million to $125.7 million, or 51% of net sales. Adjusted SG&A increased $20.4 million to $111.2 million, or 45% of net sales. The increase was primarily due to an increase in compensation and benefits, marketing and digital spend and operations costs.
•The provision for income taxes was $6.3 million.
•Net income was $26.2 million on a GAAP basis. Adjusted net income was $41.2 million.
•Diluted earnings per share were $0.48 on a GAAP basis. Adjusted diluted earnings per share were $0.76.
•Adjusted EBITDA was $58.9 million, or 24% of net sales, up 47% year over year.
Balance Sheet
As of September 30, 2022, the Company had $85.3 million in cash and cash equivalents and $88.3 million in long-term debt and finance lease obligations, as compared to $41.7 million in cash and cash equivalents and $93.9 million of long-term debt and finance lease obligations as of September 30, 2021.
Updated Fiscal 2023 Outlook
The Company is providing the following updated outlook for fiscal 2023. The updated outlook for fiscal 2023 reflects an expected 22-24% year-over-year increase in net sales, as compared to an expected 14-16% year-over-year increase previously.

	Updated Fiscal 2023 Outlook	Previous Fiscal 2023 Outlook
Net sales	$478-486 million	$448-456 million
Adjusted EBITDA	$93.5-95.0 million	$83.5-85.0 million
Adjusted effective tax rate	22-23%	25-26%
Adjusted net income	$59.0-60.5 million	$47.0-48.5 million
Adjusted diluted earnings per share	$1.07-1.10	$0.84-0.87
Fiscal year ending diluted shares outstanding	56 million	56 million
Webcast Details
The Company will hold a webcast to discuss the results from its second quarter fiscal 2023 today, November 2, 2022, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.
About e.l.f. Beauty
e.l.f. Beauty, Inc. builds brands designed to disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility. Our deep commitment to clean, cruelty free beauty at an incredible value has fueled the success of our flagship brand e.l.f. Cosmetics since 2004 and driven our portfolio expansion. Today, our multi-brand portfolio includes e.l.f. Cosmetics, e.l.f. SKIN, pioneering clean beauty brand Well People and Keys Soulcare, a groundbreaking lifestyle beauty brand created with Alicia Keys. Our family of brands is available online and across leading beauty, mass market and clean beauty specialty retailers in the U.S., and has a growing international presence.
Learn more by visiting investor.elfbeauty.com.

Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring items. Such other non-cash or non-recurring items historically include other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, third-party costs related to M&A due diligence, and amortization of internal-use software costs related to cloud applications. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring items. Such other non-cash or non-recurring items historically include other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare and third-party costs related to M&A due diligence. Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring items, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt, other non-cash and non-recurring items, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring items, which historically include other legal settlements, pre-launch costs to develop the Company’s brand and third-party costs related to M&A due diligence.

With respect to the Company’s expectations under “Updated Fiscal 2023 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2023 under “Updated Fiscal 2023 Outlook” above and those statements that our value proposition, innovation engine, and ability to attract and engage consumers will continue to fuel our growth. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Melinda Fried
VP, Corporate Development & Investor Relations, e.l.f. Beauty KKatten@elfbeauty.com	Head of Corporate Communications, e.l.f. Beauty mfried@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2022	2021	2022	2021
Net sales	$122,349	$91,855	$244,950	$188,902
Cost of sales	42,789	33,870	82,405	69,011
Gross profit	79,560	57,985	162,545	119,891
Selling, general and administrative expenses	64,183	50,447	125,738	101,196
Restructuring expense	—	96	—	82
Operating income	15,377	7,442	36,807	18,613
Other expense, net	(1,262)	(646)	(2,925)	(808)
Interest expense, net	(786)	(597)	(1,449)	(1,342)
Loss on extinguishment of debt	—	—	—	(460)
Income before provision for income taxes	13,329	6,199	32,433	16,003
Income tax provision	(1,619)	(475)	(6,254)	(2,003)
Net income	$11,710	$5,724	$26,179	$14,000
Comprehensive income	$11,710	$5,724	$26,179	$14,000

Net income per share:
Basic	$0.22	$0.11	$0.50	$0.28
Diluted	$0.21	$0.11	$0.48	$0.26
Weighted average shares outstanding:
Basic	52,298,905	50,875,618	52,004,661	50,711,000
Diluted	55,037,514	53,541,724	54,437,752	53,475,988

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2022	March 31, 2022	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$85,317	$43,353	$41,694
Accounts receivable, net	53,912	45,567	44,374
Inventory, net	81,288	84,498	76,816
Prepaid expenses and other current assets	26,881	19,611	18,420
Total current assets	247,398	193,029	181,304
Property and equipment, net	8,934	10,577	13,945
Intangible assets, net	82,101	86,163	90,225
Goodwill	171,620	171,620	171,620
Investments	2,875	2,875	2,875
Other assets	29,213	30,368	33,043
Total assets	$542,141	$494,632	$493,012

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,801	$5,786	$19,254
Accounts payable	19,279	19,227	19,299
Accrued expenses and other current liabilities	46,868	40,004	32,665
Total current liabilities	71,948	65,017	71,218
Long-term debt and finance lease obligations	88,284	91,080	93,865
Deferred tax liabilities	10,635	9,593	15,114
Long-term operating lease obligations	13,440	15,744	17,919
Other long-term liabilities	874	769	803
Total liabilities	185,181	182,203	198,919

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2022, March 31, 2022 and September 30, 2021; 52,896,411, 52,243,764 and 52,035,864 shares issued and outstanding as of September 30, 2022, March 31, 2022 and September 30, 2021, respectively	525	515	511
Additional paid-in capital	813,785	795,443	784,881
Accumulated deficit	(457,350)	(483,529)	(491,299)
Total stockholders' equity	356,960	312,429	294,093
Total liabilities and stockholders' equity	$542,141	$494,632	$493,012

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Six months ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$26,179	$14,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,075	13,349
Restructuring expense	—	82
Stock-based compensation expense	14,576	9,387
Amortization of debt issuance costs and discount on debt	181	211
Deferred income taxes	1,042	1,635
Loss on extinguishment of debt	—	460
Other, net	(24)	257
Changes in operating assets and liabilities:
Accounts receivable	(8,301)	(4,374)
Inventories	3,210	(19,958)
Prepaid expenses and other assets	(9,555)	(6,379)
Accounts payable and accrued expenses	6,798	(5,878)
Other liabilities	(2,135)	(2,018)
Net cash provided by operating activities	43,046	774

Cash flows from investing activities:
Purchase of property and equipment	(694)	(3,649)
Net cash used in investing activities	(694)	(3,649)

Cash flows from financing activities:
Proceeds from revolving line of credit	—	26,480
Repayment of revolving line of credit	—	(13,000)
Proceeds from long-term debt	—	25,581
Repayment of long-term debt	(2,500)	(52,025)
Debt issuance costs paid	—	(1,064)
Cash received from issuance of common stock	2,503	1,224
Other, net	(391)	(395)
Net cash used in financing activities	(388)	(13,199)

Net increase in cash and cash equivalents	41,964	(16,074)
Cash and cash equivalents - beginning of period	43,353	57,768
Cash and cash equivalents - end of period	$85,317	$41,694

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2022	2021	2022	2021
Net income	$11,710	$5,724	$26,179	$14,000
Interest expense, net	786	597	1,449	1,342
Income tax provision	1,619	475	6,254	2,003
Depreciation and amortization	4,320	5,908	9,013	11,029
EBITDA	$18,435	$12,704	$42,895	$28,374
Restructuring expense (a)	—	96	—	82
Stock-based compensation	8,032	5,107	14,576	9,387
Loss on extinguishment of debt (b)	—	—	—	460
Other non-cash and non-recurring items (c)	786	588	1,465	1,890
Adjusted EBITDA	$27,253	$18,495	$58,936	$40,193

(a) Restructuring expense during the three and six months ended September 30, 2021, relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents various non-cash or non-recurring items, which historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, third-party costs related to M&A due diligence, and amortization of internal-use software costs related to cloud applications.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2022	2021	2022	2021
Selling, general and administrative expenses	$64,183	$50,447	$125,738	$101,196
Stock-based compensation	(8,022)	(5,033)	(14,571)	(9,223)
Other non-cash and non-recurring items (a)	—	(240)	—	(1,237)
Adjusted selling, general and administrative expenses	$56,161	$45,174	$111,167	$90,736

(a) Represents various non-cash or non-recurring items, which historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, and third-party costs related to M&A due diligence.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2022	2021	2022	2021
Net income	$11,710	$5,724	$26,179	$14,000
Restructuring expense (a)	—	96	—	82
Stock-based compensation	8,032	5,107	14,576	9,387
Other non-cash and non-recurring items (b)	—	240	—	1,237
Loss on extinguishment of debt (c)	—	—	—	460
Amortization of acquired intangible assets (d)	2,031	2,031	4,062	4,062
Tax Impact (e)	(1,718)	(1,931)	(3,635)	(3,676)
Adjusted net income	$20,055	$11,267	$41,182	$25,552

Weighted average number of shares outstanding – diluted	55,037,514	53,541,724	54,437,752	53,475,988
Adjusted diluted earnings per share	$0.36	$0.21	$0.76	$0.48

(a) Restructuring expense during the three and six months ended September 30, 2021, relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Represents various non-cash or non-recurring items, which historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, and third-party costs related to M&A due diligence.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(e) Represents the tax impact of the above adjustments.